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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D. C. 20549



                                    FORM 8-K



                                 CURRENT REPORT



     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934



      Date of Report (Date of earliest event reported): November 24, 1999




                            FIELDWORKS, INCORPORATED
             (Exact name of registrant as specified in its charter)



         Minnesota                    000-22221                  41-1731723
(State or other jurisdiction         (Commission              (I.R.S. Employer
       of incorporation)             File Number)            Identification No.)




                               7631 Anagram Drive
                          Eden Prairie, Minnesota 55344
                    (Address of principal executive offices)
                                   (Zip Code)


                                 (612) 974-7000
              (Registrant's telephone number, including area code)


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ITEM 5.  OTHER EVENTS.

         On November 20, 1999, FieldWorks Incorporated (FieldWorks or the Company) signed a Securities Purchase Agreement with Industrial-Works Holding Corp., a wholly owned subsidiary of Glenmount International, L.P. (Glenmount) regarding issuance of convertible preferred stock. The number of shares issued will be 4,250,000 at $1.00 per share with the Company receiving $4.25 million from such issuance. Upon conversion, this will represent approximately 32 percent of the Company's common shares outstanding.

         Glenmount will be entitled to elect three of seven members to the Company's Board of Directors. Based upon the Company's operating losses, Glenmount could have the right to expand the Company's Board of Directors from seven to nine and to appoint five of the nine Board members. Within six months following Glenmount's appointment of five of nine members to the Company's Board of Directors, Glenmount must either elect to convert its preferred stock into common stock or relinquish its right to appoint the additional two Board members.

         The Company will enter into a one-year compensatory service agreement with Glenmount for Glenmount to provide active and continuing support to the Company's management. The focus of Glenmount will be to work collaboratively with the Company to accelerate current initiatives and to identify, develop and execute major strategic, acquisition, operational and financial opportunities.

         The Company will issue Glenmount warrants to purchase 500,000 shares of common stock, with an exercise price of $1.00. The warrants will be exercisable based on the Company's stock price performance and will expire from three years to seven years after the transaction closing date.

         The transaction requires shareholder approval and the Company anticipates holding a special shareholders' meeting in January 2000.


ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS.

a)       Exhibits

         Exhibit 99.l Securities Purchase Agreement between the Company and Industrial-Works Holding Corp. (filed herewith)

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                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                      FIELDWORKS, INCORPORATED


Date:  November 24, 1999                /s/ Karen L. Engebretson
                                      ------------------------------------------
                                      Karen L. Engebretson, Vice President of
                                      Finance and CFO (as authorized officer and
                                      principal financial officer)

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